UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 5, 2007

Power Integrations, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-23441	94-3065014
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5245 Hellyer Avenue

San Jose, California 95138-1002

(Address of principal executive offices)

(408) 414-9200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of Payment of 2006 Bonuses

On February 5, 2007, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Power Integrations, Inc. (the “Company”) approved the payment of cash bonuses to the Company’s executive officers pursuant to the Company’s 2006 Bonus Plan (the “Plan”). The determination to pay the bonuses with respect to 2006 was based on the Company’s performance relative to targets for earnings per share, as adjusted to exclude certain expenses.

The cash bonuses will be distributed in two payments. The initial payments to be paid to the Company’s following executive officers are as follows:

Balu Balakrishan, Chief Executive Officer	$250,000
Rafael Torres, Chief Financial Officer*	$45,500
Derek Bell, Vice President, Engineering	$100,000
Bruce Renouard, Vice President, Worldwide Sales	$100,000
John Tomlin, Vice President, Operations	$100,000
Cliff Walker, Vice President, Corporate Development	$100,000

The above amounts represent a portion of the bonus payable to each of these executive officers with respect to 2006 under the Plan. Additional bonus amounts are intended to be paid subsequently, after the Company determines its final financial results for 2006.

*	Mr. Torres joined the Company on July 19, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Power Integrations, Inc.

By:	/s/ Balu Balakrishnan
Name:	Balu Balakrishnan
Title:	President and Chief Executive Officer

Dated: February 9, 2007